SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 10, 2025

Date of Report (Date of the earliest event reported)

Bausch + Lomb Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-41380	98-1613662
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

520 Applewood Crescent

Vaughan, Ontario

Canada L4K 4B4

(Address of Principal Executive Offices)(Zip Code)

(905) 695-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BLCO	New York Stock Exchange, Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Secured Notes Offering

On June 10, 2025, Bausch + Lomb Corporation (the “Company” or “Bausch + Lomb”) announced that its subsidiaries, Bausch & Lomb Incorporated, a New York corporation (the “U.S. Co-Issuer”), and Bausch+Lomb Netherlands B.V. a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (the “Dutch Co-Issuer” and, together with U.S. Co-Issuer, the “Issuers”), launched an offering of €600 million aggregate principal amount of senior secured floating rate notes (the “Notes”).

Substantially concurrently with the Notes offering, the Company launched a partial refinancing of its credit agreement, whereby the Company intends to obtain a $2.2 billion new term B loan facility (the “New Term B Loan Facility”) and a new $800 million revolving credit facility (the “New Revolving Credit Facility”). The Company intends to use the net proceeds from the Notes offering and the New Term B Loan Facility, together with borrowings under the New Revolving Credit Facility, to repay certain outstanding borrowings under its existing revolving credit facility, to refinance in full its outstanding term A loans due 2027 and term B loans due 2027, and to pay related fees and expenses, with any remaining amounts to be used for general corporate purposes.

The closing of the Notes offering is not contingent upon the closing the New Term B Loan Facility or the New Revolving Credit Facility.

The Notes will be guaranteed by the Company and each of the Company's subsidiaries (other than the Issuers) that are guarantors under the Company's credit agreement and will be secured on a first priority basis by liens on the same assets that secure the obligations under the Company's credit agreement and the Company's 8.375% senior secured notes due 2028.

The foregoing transactions are subject to market and other conditions. There can be no assurance that the Company will be able to successfully complete the transactions on the terms described above, or at all.

The Notes are being offered in the United States to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the Notes in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

The Company also issued a press release pursuant to Rule 135c under the Securities Act relating to the offering of the Notes. In accordance with Rule 135c(d) under the Securities Act, a copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The foregoing is qualified by reference to the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

This Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 do not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Notes will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the securities in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Bausch + Lomb Corporation, announcing the launch of the Notes offering, dated June 10, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH + LOMB CORPORATION

By:	/s/ Sam Eldessouky
Name:	Sam Eldessouky
Title:	Executive Vice President, Chief Financial Officer

Date: June 10, 2025